Exhibit 21.1

Subsidiaries of the Registrant:

Name:	Jurisdiction of Incorporation:
Headstrong (Australia) Pty Ltd.	Australia

Genpact Global (Bermuda) Limited	Bermuda
Genpact Global Holdings (Bermuda) Limited	Bermuda

Genpact Brasil Gestão de Processos Operacionais Ltda.	Brazil
James Martin & Co. (Brazil) Ltda.	Brazil

Headstrong Canada Ltd.	Canada

Genpact (Changchun) Co. Ltd.	China
Genpact (Dalian) Co. Ltd.	China
Genpact (Foshan) Technology & Information Services Co., Ltd.	China
Genpact Hello Communications (Shanghai) Co. Ltd.	China
Genpact (Qingdao) Technology & Information Services Co., Ltd.	China
Genpact (Suzhou) Technology & Information Services Co., Ltd.	China
Shanghai Halu Information Technology Co., Ltd	China
Suzhou Jiante Information &Technology Service Co., Ltd.	China

Genpact Columbia S.A.S.	Columbia

Genpact Czech s.r.o.	Czech Republic

James Martin & Co. (Finland) OY	Finland

Genpact Administraciones-Guatemala, S.A.	Guatemala
Servicios Internacionales De Atencion Al Cliente, S.A.	Guatemala

Headstrong GmbH	Germany

Headstrong (Hong Kong) Ltd.	Hong Kong

Genpact Hungary Kft	Hungary
Genpact Hungary Process Szolgaltató Kft.	Hungary

Axis Risk Consulting Services Pvt. Ltd.	India
EmPower Research Knowledge Services Private Limited	India
Genpact India	India
Genpact India Business Processing Pvt. Ltd.	India
Genpact Infrastructure (Bhubaneswar) Pvt. Ltd.	India
Genpact Infrastructure (Jaipur) Pvt. Ltd.	India
Genpact Mobility Services (I) Pvt. Ltd.	India
Headstrong Services India Pvt. Ltd.	India

Genpact Japan KK	Japan
Genpact Japan Services Co., Ltd.	Japan
Headstrong Japan Ltd.	Japan

Genpact Luxembourg S.à.r.l.	Luxembourg

Headstrong Malaysia Sdb Bhd	Malaysia

Genpact China Investments	Mauritius
Genpact India Holdings	Mauritius
Genpact India Investments	Mauritius
Genpact Mauritius	Mauritius
Genpact Mauritius—Bhuvaneshwar SEZ	Mauritius
Genpact Mauritius—Jaipur SEZ	Mauritius
Genpact Mauritius Services	Mauritius
Symphony Marketing Solutions, Mauritius	Mauritius

EDM S de RL de CV	Mexico

Name:	Jurisdiction of Incorporation:
Genpact Morocco S.à.r.l.	Morocco
Genpact Morocco Training S.à.r.l.	Morocco

Genpact Netherlands B.V.	Netherlands
Genpact Consulting Services B.V.	Netherlands
Genpact Resourcing Services B.V.	Netherlands
Genpact V.O.F.	Netherlands
Genpact A B.V.	Netherlands
Genpact B B.V.	Netherlands
Genpact C B.V.	Netherlands
Genpact D B.V.	Netherlands
Genpact E B.V.	Netherlands

Headstrong Philippines, Inc.	Philippines

Genpact Poland Sp. Z O.O.	Poland

James Martin & Co. (Latin America), Inc.	Puerto Rico

Genpact Romania Srl	Romania

Headstrong Consulting (Singapore) Pte Ltd	Singapore

Genpact South Africa (Proprietary) Limited	South Africa

Genpact Business Communication Experts S.L.	Spain
Genpact Strategy Consultants S.L.	Spain

Headstrong Thailand Ltd.	Thailand

Genpact (UK) Ltd.	United Kingdom
Headstrong (UK) Ltd.	United Kingdom
Headstrong Worldwide, Ltd.	United Kingdom
Information Engineering Products (UK) Ltd	United Kingdom
James Martin Employee Share Scheme	United Kingdom

Akritiv Technologies, Inc.	United States
Creditek Corporation	United States
Empower Research, LLC	United States
Gantthead.com Inc.	United States
Genpact International, Inc.	United States
Genpact LLC	United States
Genpact (Mexico) I LLC	United States
Genpact (Mexico) II LLC	United States
Genpact Insurance Administration Services Inc.	United States
Genpact Mortgage Services, Inc.	United States
Genpact Onsite Services Inc.	United States
Genpact Registered Agent, Inc.	United States
Genpact Services LLC	United States
Genpact US LLC	United States
Headstrong Inc.	United States
Headstrong Business Services, Inc.	United States
Headstrong Corporation	United States
Headstrong Public Sector, Inc.	United States
Headstrong Services LLC	United States
High Performance Partners, LLC	United States
Techspan Holdings, Inc.	United States
TS Mergeco, Inc.	United States

James Martin & Co. (Venezuela) Ltd.	Venezuela